EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

                DRYPERS CORPORATION EXPANDS FINANCING FACILITIES
                           PREPARES FOR GROWTH IN 2000


      HOUSTON, TEXAS, December 13, 1999 -- Drypers Corporation (NASDAQ: DYPR) today reported that it has replaced its $50.0 million revolving credit facility with $77.0 million in financing facilities. Fleet Capital Corporation and an affiliate are providing a $30 million revolving credit facility along with $20 million in various equipment term loans and lease financing. The balance of $27 million, provided by an affiliate of Davidson Kempner Partners in association with Ableco Finance, LLC, is in the form of a three-year term loan.
      Walter V. Klemp, Chairman and Chief Executive Officer, noted, "This capital refinancing structure provides the Company with improved working capital and further liquidity protection. We believe that it exemplifies the confidence that our lenders have in the Company's business potential."

      Mr. Klemp added, "This couldn't be better timed as we are now ramping up our domestic business to reflect our recently announced distribution gains. Our business prospects in the coming quarters are now that much more secure given our improved access to capital."

ABOUT DRYPERS CORPORATION
      Drypers Corporation manufactures and markets premium quality disposable diapers, training pants and pre-moistened wipes under the DRYPERS(R) brand and is a major provider of private label disposable baby diapers and training pants. Drypers Corporation is committed to the development of value brands and to building lasting global brand equity through product innovation and differentiation in a vital category. Headquartered in Houston, Texas, the Company operates in North America, Latin America, Southeast Asia, and other international markets.

      FORWARD LOOKING STATEMENTS: THIS NEWS RELEASE CONTAINS, AND ANY ORAL STATEMENTS MADE BY THE COMPANY CONCERNING THIS RELEASE MAY CONTAIN, FORWARD-LOOKING STATEMENTS THAT INVOLVE ASSUMPTIONS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY. SOME OF THE MOST SIGNIFICANT FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, TIMING OF NEW DISTRIBUTION, COMPETITIVE INDUSTRY, PRICE CHANGES BY COMPETITORS, INTERNATIONAL OPERATIONS, CURRENCY FLUCTUATIONS, CURRENCY DEVALUATIONS, CURRENCY RESTRICTIONS, CAPACITY ALLOCATION, LEVERAGE AND DEBT SERVICE, INTELLECTUAL PROPERTY RISKS, DEPENDENCE ON KEY PRODUCTS AND ACCEPTANCE OF PRODUCT INNOVATIONS, COST OF CERTAIN RAW MATERIALS, TECHNOLOGICAL CHANGES, AND COVENANT LIMITATIONS.